SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2003

Psychiatric Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-20488	23-2491707
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification
Incorporation)		Number)

113 Seaboard Lane, Suite C-100, Franklin, Tennessee 37067
(Address of Principal Executive Offices)

(615) 312-5700
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     On December 19, 2003, Psychiatric Solutions, Inc. (the “Company”) issued a press release announcing a public offering of 6,000,000 shares of its common stock at a price of $16.00 per share. Of the shares being offered, the Company is offering 3,000,000 shares and certain existing stockholders of the Company are offering 3,000,000 shares. A copy of the related press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

None required.

(b)	Pro forma financial information.

None required.

(c)	Exhibits

99.1 Press Release of Psychiatric Solutions, Inc., dated December 19, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.

By:	/s/ Brent Turner

Brent Turner Vice President, Treasurer and Investor Relations

Date: December 19, 2003

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Psychiatric Solutions, Inc., dated December 19, 2003.